SEC13F.LNS                   GAMCO INVESTORS, INC.

                             FORM 13F SUMMARY PAGE
                              AS OF DATE: 06/30/00
                         RUN DATE: 07/06/00 10:27 A.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        1

FORM 13F INFORMATION TABLE ENTRY TOTAL:   1,277


FORM 13F INFORMATION TABLE VALUE TOTAL:   $18,444,322,000




LIST OF OTHER INCLUDED MANAGERS:

NO.   13F FILE NUMBER      NAME

01    28-1887              Gabelli Funds, LLC